CUSIP No. 985194109	Page 16 of 17 Pages

Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares, and/or the American depositary shares representing Class A ordinary shares beneficially owned by each of them, of Yatsen Holding Limited, a Cayman Islands exempted company, and that this Agreement may be included as an exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 14, 2024.

Zhen Partners Fund IV, L.P.	By:	Zhen Partners Management (MTGP) IV, L.P.
its General Partner
	By:	Zhen Partners Management (TTGP) IV, Ltd.
its General Partner

	By:	/s/Xiao Ping Xu
	Name:	Xiao Ping Xu
	Title:	Authorized Signatory

Zhen Partners Management (MTGP) IV, L.P.	By:	Zhen Partners Management (TTGP) IV, Ltd. its General Partner

	By:	/s/Xiao Ping Xu
	Name:	Xiao Ping Xu
	Title:	Authorized Signatory

Zhen Partners Management (TTGP) IV, Ltd.
	By:	/s/Xiao Ping Xu
	Name:	Xiao Ping Xu
	Title:	Authorized Signatory

Zhen Advisors Ltd.
	By:	/s/Xiao Ping Xu
	Name:	Xiao Ping Xu
	Title:	Authorized Signatory

Zhen International Ltd.
	By:	/s/Derek Rawlings
	Name:	Derek Rawlings
	Title:	Authorised Signatory

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CUSIP No. 985194109	Page 17 of 17 Pages

Success Origin Limited
	By:	/s/Derek Rawlings
	Name:	Derek Rawlings
	Title:	Authorised Signatory

Best Love Charming Limited
	By:	/s/Derek Rawlings
	Name:	Derek Rawlings
	Title:	Authorised Signatory

R&H Trust Co. (Singapore) Pte. Limited
	By:	/s/Peter Milnes / /s/Jill Carpenter
	Name:	Peter Milnes / Jill Carpenter
	Title:	Director / Director

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